Exhibit 99.1
For further information, contact:

Danial J. Tierney, Executive Vice President
Office:	(503) 943-2679
Fax:	(503) 251-5473 / E-mail: dantierney@trm.com
TRM to Present Second Quarter 2006 Financial Results
Portland, Oregon: August 1, 2006 — TRM Corporation (NASDAQ: TRMM) announced today that it will release second quarter 2006 financial results on Thursday, August 3, 2006 after market close. The Company will host a conference call to discuss these results at 8:00 a.m. EDT on Friday, August 4, 2006.
The call will be webcast live over the Internet from the Company’s website at http://www.trm.com/webcasts.shtml. The call will also be accessible over the phone by dialing 800-299-7928 (United States/Canada) or 617-614-3926 (all other countries), conference call code 40330267.
For those unable to participate in the live call, it will be available via the TRM Corporation website following the conclusion of the call. A replay of the call will be available from 10:00 a.m. EDT on August 4, 2006 to August 11, 2006 by dialing 888-286-8010 (United States/Canada) or 617-801-6888 (all other countries), conference call code 30426612.
About TRM
TRM Corporation is a consumer services company that provides convenience ATM and photocopying services in high-traffic consumer environments. TRM’s ATM and copier customer base consists of over 31,200 retailers throughout the United States and over 39,300 units worldwide, including 3,800 ATM units across the United Kingdom and over 4,300 ATM and copier units in Canada. TRM has the second largest non-bank ATM network in both the United States and in the United Kingdom, and its network has a total of 18,300 ATM locations throughout the United States, Canada, Great Britain, Northern Ireland and Germany.
FORWARD LOOKING STATEMENTS
Statements made in this news release that are not historical facts are forward-looking statements. Actual results may differ materially from those projected in any forward-looking statement. Specifically, there are a number of important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, such as consumer demand for our services; access to capital; maintaining satisfactory relationships with our banking partners; technological change; our ability to control costs and expenses; competition and our ability to successfully implement our planned growth. Additional information on these factors, which could affect our financial results, is included in our SEC filings. Finally, there may be other factors not mentioned above or included in our SEC filings that could cause actual results to differ materially from those contained in any forward-looking statement. Undue reliance should not be placed on any forward-looking statement, which reflects management’s analysis only as of the date of the statement. We assume no obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by federal securities laws.
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